                                                                EXHIBIT 99.T3A-3
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                               STATE OF MARYLAND

                                                              682696

                              STATE DEPARTMENT OF
                           ASSESSMENTS AND TAXATION
               301 West Preston Street Baltimore, Maryland 21201


                                                      DATE:  NOVEMBER 20, 1998

       THIS IS TO ADVISE YOU THAT THE CERTIFICATE OF CORRECTION FOR IMPAC MORTGAGE HOLDINGS, INC. WAS RECEIVED AND APPROVED FOR RECORD ON NOVEMBER 20, 1998 AT 12:50 P.M.


  FEE PAID:        68.00


       [SEAL]
                                              JOSEPH V. STEWART
                                              CHARTER SPECIALIST
  AT5--031

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                                      -1-

                 IMPAC MORTGAGE HOLDINGS, INC.            Toll Free 800/597-4101
                 20371 Irvine Avenue                      impaccompanies.com
                 Santa Ana Heights, California 92707


                         IMPAC MORTGAGE HOLDINGS, INC.

                           Certificate of Correction

THIS IS TO CERTIFY THAT:

     Impac Mortgage Holdings Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The title of the document being is:  Articles Supplementary.

     SECOND: The name of the corporation for with the Articles Supplementary were filed is: Impac Mortgage Holdings, Inc.

     THIRD:    The document being corrected was filed on October 14, 1998.

     FOURTH:   Section 3(a) of the Articles Supplementary as previously filed reads as follows:
[LOGO OF
  IMPAC        Except as provided in paragraph (c) of this Section 3 and subject
 MORTGAGE      to the provision for adjustment hereinafter set forth, each share
 HOLDINGS,     of Series A Preferred Stock shall entitle the holder thereof to
   INC.]       1,000 votes on all matters submitted to a vote of the
               stockholders of the Corporation.

     FIFTH: Section 3(a) of the Articles Supplementary as correct reads as follows:

               Except as provided in paragraph (c) of this Section 3 and subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.

     SIXTH: The undersigned President of the Corporation acknowledges this Certificate of Correction to be the corporation act of the Corporation and, as to all matters and facts required to be verified under oath, the undersigned President acknowledges to the best of his knowledge, information and belief, these matters and facts are true in all material respect and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed in its name and on its behalf by its president and attested by its secretary on November 19, 1998.


ATTEST:                                  IMPAC MORTGAGE HOLDINGS, INC.


/s/ Ronald Morrison                      By:/s/ William S. Ashmore
--------------------                        ----------------------
Ronald Morrison                             William S. Ashmore, President

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                               STATE OF MARYLAND

                                                              672003

                              STATE DEPARTMENT OF
                           ASSESSMENTS AND TAXATION
               301 West Preston Street Baltimore, Maryland 21201


                                                      DATE:  OCTOBER 14, 1998

       THIS IS TO ADVISE YOU THAT THE ARTICLES SUPPLEMENTARY FOR IMPAC MORTGAGE HOLDINGS, INC. WERE RECEIVED AND APPROVED FOR RECORD ON OCTOBER 14, 1998 AT 11:48 A.M.


  FEE PAID:        82.00


       [SEAL]
                                              DEAN W. KITCHEN
                                              ADMINISTRATOR
  AT5--031

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                                      -4-

                 IMPAC MORTGAGE HOLDINGS, INC.            Toll Free 800/597-4101
                 20371 Irvine Avenue                      impaccompanies.com
                 Santa Ana Heights, California 92707










                            ARTICLES SUPPLEMENTARY

                                      OF

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                      OF

                         IMPAC MORTGAGE HOLDINGS, INC.

                  Impac Mortgage Holdings, Inc., a corporation organized and existing under the laws of the State of Maryland (the
            "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST:  Pursuant to the authority granted to and vested in the Board of Directors of the Corporation (the "Board of Directors")
            in accordance with Article VI of the charter of the Corporation,
[LOGO OF    including these Articles Supplementary (the "Charter"), the Board of
  IMPAC     Directors adopted resolutions reclassifying 2,500,000 shares (the
MORTGAGE    "Shares") of Preferred Stock (as defined in the Charter) as a
HOLDINGS,   separate class of stock, Series A Junior Participating Preferred
   INC.]    Stock, $.01 par value per share (the "Series A Preferred Stock"), with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption set forth below. Upon any restatement of the Charter, the immediately following heading and Sections 1 through 10 of this Article FIRST shall become Section 6.6 of Article VI of the Charter.

                  Series A Junior Participating Preferred Stock.

                  Section 1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as "Series A Junior Participating Preferred Stock" (hereinafter referred to as "Series A Preferred Stock") and the number of shares constituting such series shall be 2,500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

                  Section 2. Dividends and Distributions.

                  (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available for the purpose, quarterly dividends payable in cash on the first business day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, $.01 par value per share, of the Corporation (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification

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                               STATE OF MARYLAND
                               -----------------

I hereby certify that this is a true and complete copy of the 7 page document on file in this office. DATED: 10-14-98.
                 STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY:  /s/ Darla D. Simms, Custodian
   ---------------------
This stamp replaces our previous certification system. Effective: 6/95
--------------------------------------------------------------------------------
or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.

     (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days before the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (a) Except as provided in paragraph (c) of this Section 3 and subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.

     (b) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (c) (i) If, on the date used to determine stockholders of record for any meeting of stockholders for the election of directors, a default in preference dividends (as defined in subparagraph (v) below) on the Series A Preferred Stock shall exist, the holders of the Series A Preferred Stock shall have the right, voting as a class as described in subparagraph (ii) below, to elect two directors, and the holders of shares of Common Stock shall have the right to elect the remaining directors. Such right may be exercised at any meeting of stockholders for the election of directors until all such cumulative dividends (referred to above) shall have been paid in full or until noncumulative dividends have been paid regularly for at least one year.

          (ii) The right of the holders of Series A Preferred Stock to elect two directors, as described above, shall be exercised as a class concurrently with the rights of holders of any other series of Preferred Stock upon which voting rights to elect such directors have been conferred and are then exercisable. The Series A Preferred Stock and any additional series of Preferred Stock which the Corporation may issue and which may provide for the right to vote with the foregoing series of Preferred Stock are collectively referred to herein as "Voting Preferred Stock."

          (iii) Each director elected by the holders of shares of Voting Preferred Stock shall be referred to herein as a "Preferred Director." A Preferred Director so elected shall continue to serve as such director for a term of one year, except that upon any termination of the right of all of such holders to vote as a class for Preferred Directors, the term of office of such directors shall terminate. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class (a) at a meeting of the stockholders, or (b) at a meeting of the holders of shares of such Voting Preferred Stock, called for the purpose in accordance with the Bylaws of the Corporation, or (c) by written consent signed by the holders of a majority of the then outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, taken together as a single class.

          (iv) So long as a default in any preference dividends on the Series A Preferred Stock shall exist or the holders of any other series of Voting Preferred Stock shall be entitled to elect Preferred Directors, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote or written consent of the holders of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class, at such time as the removal shall be effected. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever (x) no default in preference dividends on the Series A Preferred Stock shall exist and (y) the holders of any other Series of Voting Preferred Stock shall no longer be entitled to elect such Preferred Directors, then the number of directors of the Corporation shall be reduced by two.

          (v) For purposes hereof, a "default in preference dividends" on the Series A Preferred Stock shall be deemed to have occurred whenever the amount of cumulative and unpaid dividends on the Series A Preferred Stock shall be equivalent to six full quarterly dividends or more (whether or not consecutive), and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all cumulative dividends on all shares of the Series A Preferred Stock then outstanding shall have been paid through the last Quarterly Dividend Payment Date or until, but only until, non-cumulative dividends have been paid regularly for at least one year.

     (d) Except as set forth herein (or as otherwise required by applicable law), holders of Series A Preferred Stock shall have no general or special voting rights and their consent shall not be required for taking any corporate action

     Section 4. Certain Restrictions.

     (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration (except as provided in (iv) below) shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, in any other Certificate of Amendment creating a series of Preferred Stock or as otherwise required by law.

     Section 6. Liquidation, Dissolution or Winding Up.

     (a) Subject to the prior and superior rights of holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to rights upon liquidation, dissolution or winding up (voluntary or otherwise), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Capital Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Capital Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

     (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Series A Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Capital Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

     Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

     Section 9. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

     SECOND:  The Shares have been reclassified by the Board of Directors
     ------
pursuant to Article VI of the Charter.

     THIRD:  These Articles Supplementary have been approved by the Board of
     -----
Directors in the manner and by the vote required by law.

     FOURTH:  The undersigned Chairman of the Corporation acknowledges these
     ------
Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Chairman and attested to by its Secretary on this 13th day of October, 1998.


ATTEST:



/s/ Ronald Morrison                   By: /s/ Joseph R. Tomkinson(SEAL)
------------------                        -----------------------
Ronald Morrison                       Joseph R. Tomkinson
Secretary                             Chairman